Exhibit 99.11

WARRANT AGREEMENT

between

AgeX Therapeutics, Inc.

and

Equiniti Trust Company, LLC

THIS WARRANT AGREEMENT (this “Agreement”), dated as of [__], 2024, is by and between AgeX Therapeutics, Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, LLC, a New York limited liability company, as warrant agent (the “Warrant Agent,” also referred to herein as the “Transfer Agent”).

WHEREAS, on August 29, 2023, the Company entered into a merger agreement (the “Merger Agreement”) with Canaria Transaction Corporation, an Alabama corporation and wholly owned subsidiary of the Company, and Serina Therapeutics, Inc., an Alabama corporation (“Serina”), pursuant to which, among other things, the Company will issue three (3) warrants (each a “Post-Merger Warrant”) for each five (5) shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), beneficially owned by the Company’s stockholders immediately prior to the consummation of the Business Combination (as defined below);

WHEREAS, each Post-Merger Warrant shall be exercisable, at an exercise price equal to $13.20 and expiring on July 31, 2025, to purchase one unit (“Unit”) comprised of (i) one share of Common Stock, and (ii) one Incentive Warrant, (each an “Incentive Warrant”, and together with the Post-Merger Warrants, the “Warrants”);

WHEREAS, each Incentive Warrant shall be exercisable at an exercise price equal to $18.00 and expiring on the fourth anniversary of the consummation of the Business Combination to purchase one share of Common Stock; and

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4/S-1, No. 333-275536 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of, among other things, the Warrants and the shares of Common Stock underlying the Warrants; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, the legends for the Warrants set forth in Exhibit B hereto, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent (if a physical certificate is issued), as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Form of Warrants. Each Warrant shall initially be issued in registered form only. The Incentive Warrants shall be identical in form to the Post-Merger Warrants, except for (i) the exercise price, (ii) the expiration date, and (iii) each Incentive Warrant shall be exercisable for shares of Common Stock only.

2.2 Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, either by manual or facsimile signature, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Registration.

2.3.1 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of Permitted Transfer (as defined below) of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by institutions that have accounts with (i) The Depository Trust Company (the “Depositary”) (such institution, with respect to a Warrant in its account, a “Participant”) or (ii) the Depositary or its nominee for each book-entry Warrant Certificate.

If the Depositary subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver each book-entry Warrant to the Warrant Agent for cancellation, and the Company shall instruct the Warrant Agent to deliver definitive certificates in physical form evidencing such Warrants to the Depositary which shall be in the form annexed hereto as Exhibits A-1 and A-2.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if such person had not ceased to serve in such capacity at the date of issuance.

2.3.2 Registered Holder. Prior to due presentment for registration of Permitted Transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4 No Fractional Warrants. The Company shall not issue fractional Warrants. If a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round down to the nearest whole number the number of Warrants to be issued to such holder.

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3. Terms and Exercise of Warrants.

3.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent (if a physical certificate is issued), entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company, in the case of the Post-Merger Warrant, the number of shares of Common Stock and Incentive Warrants stated therein, at the price of $13.20 per Warrant(the “Post-Merger Warrant Price”), and in the case of the Incentive Warrant, the number of shares of Common Stock stated therein, at the price of $18.00 per Warrant, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1 (the “Incentive Warrant Price” and, together with the Post-Merger Warrant Price as applicable, the “Warrant Price”).

3.2 Duration of Warrants. A Post-Merger Warrant may be exercised only during the period (the “Post-Merger Exercise Period”) commencing on the date that is thirty (30) days after the date on which the Company completes a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and Serina (the “Business Combination”), and terminating at 5:00 p.m., New York City time on July 31, 2025 (the “Post-Merger Expiration Date”); provided, however, that the exercise of any Post-Merger Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. An Incentive Warrant may be exercised only during the period (the “Incentive Exercise Period” and together with the Post-Merger Exercise Period as applicable, the “Exercise Period”) commencing on the date of issuance of the Incentive Warrant upon completion of the exercise of the Post-Merger Warrant, and terminating at 5:00 p.m., New York City time on the fourth anniversary of the Business Combination (the “Incentive Expiration Date” and together with the Post-Merger Expiration Date as applicable, the “Expiration Date”); provided, however, that the exercise of any Incentive Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Each Warrant not exercised on or before the applicable Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the applicable Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the applicable Expiration Date; provided, that the Company shall provide at least five (5) days prior written notice of any such extension to Registered Holders of the applicable Warrants and, provided further that any such extension shall be identical in duration among all the Warrants of the same kind.

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent (if in the form of a physical certificate), may be exercised by the Registered Holder thereof by delivering to the Warrant Agent at its corporate trust department (i) the definitive warrant certificate evidencing the Warrants to be exercised, or, in the case of a Warrant represented by a book-entry, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase any shares of Common Stock pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the definitive warrant certificate or, in the case of a Book-Entry Warrant, properly delivered by the Participant in accordance with the Depositary’s procedures, and (iii) the payment in full of the applicable Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the shares of Common Stock and the issuance of such shares of Common Stock, in lawful money of the United States, in good certified check or good bank draft payable to the Warrant Agent.

The Warrant Agent shall forward funds received for warrant exercises in a given month by the 5th Business Day of the following month by wire transfer to an account designated by the Company. The term “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

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3.3.2 Issuance of Shares of Common Stock on Exercise. In addition to any Incentive Warrant issuable in connection with the exercise of a Post-Merger Warrant, as soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full shares of Common Stock to which such person is entitled, registered in such name or names as may be directed by such person, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of shares of Common Stock, and Incentive Warrants if applicable, as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon the exercise of the Warrants (such shares of Common Stock, including any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect such shares of Common Stock, the “Warrant Shares”) is then effective and a current prospectus relating thereto is available, subject to the Company’s satisfying its obligations under Section 6.4, or a valid exemption from registration is available. No Warrant shall be exercisable and the Company shall not be obligated to issue shares of Common Stock upon exercise of a Warrant unless such Warrant Shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the Warrants. Subject to Section 4.6 of this Agreement, a Registered Holder of the Warrants may exercise its Warrants only for a whole number of shares of Common Stock. In no event will the Company be required to net cash settle the Warrant exercise.

3.3.3 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement and the form of warrant shall be validly issued, fully paid and non-assessable.

3.3.4 Date of Issuance of Shares. Each person in whose name any book-entry position or certificate, as applicable, for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Warrant, or book-entry position representing such Warrant, was surrendered and payment of the applicable Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5 Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless such person makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates (as defined below)), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.999% (or such other amount as such holder may specify) (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of Warrant Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding shares of Common Stock, the holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The term “affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act (or any successor rule).

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3.3.6 Issuance of Incentive Warrants on Exercise. As soon as practicable after the exercise of any Post-Merger Warrant and the clearance of the funds in payment of the applicable Warrant Price, the Company shall issue to the Registered Holder of such Post-Merger Warrant a book-entry position or certificate, as applicable, for the number of Incentive Warrants to which such person is entitled, registered in such name or names as may be directed by such person. Notwithstanding the foregoing, the Company shall not be obligated to deliver any Incentive Warrants pursuant to the exercise of a Post-Merger Warrant and shall have no obligation to settle such Post-Merger Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Incentive Warrants issuable upon the exercise of the Post-Merger Warrants is then effective and a current prospectus relating thereto is available, subject to the Company’s satisfying its obligations under Section 6.4, or a valid exemption from registration is available. No Post-Merger Warrant shall be exercisable and the Company shall not be obligated to issue Incentive Warrants upon exercise of a Post-Merger Warrant unless the Incentive Warrants issuable upon such Post-Merger Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the Post-Merger Warrants. Each person in whose name any book-entry position or certificate, as applicable, for Incentive Warrants is issued shall for all purposes be deemed to have become the holder of record of such Incentive Warrants on the date on which the Post-Merger Warrant, or book-entry position representing such Post-Merger Warrant, was surrendered and payment of the applicable Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Post-Merger Warrant, except that, if the date of such surrender and payment is a date when the warrant transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such Incentive Warrants at the close of business on the next succeeding date on which the warrant transfer books or book-entry system are open.

4. Adjustments.

4.1 Stock Dividends. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock to all or substantially all holders of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock.

4.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock. Solely for clarity purposes, it is acknowledged that this Section 4.2 shall not apply to the reverse split of the Common Stock contemplated to be effected in connection with the Business Combination because that reverse split will occur prior to the issuance of the Warrants.

4.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4.1 or Section 4.2 above, the applicable Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of applicable Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

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4.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under Sections 4.1 or 4.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised such Warrant(s) immediately prior to such event (the “Alternative Issuance” ); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the Common Stock in the applicable event is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the applicable Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the applicable Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each share of Common Stock shall be the volume weighted average price of the shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the shares of Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the volume weighted average price of the shares of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by Section 4.1 then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the applicable Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

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4.5 Notices of Changes in Warrant. Upon every adjustment of the applicable Warrant Price or the number of Warrant Shares, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the applicable Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares of Common Stock upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such holder.

4.7 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same applicable Warrant Price and the same number of shares of Common Stock as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5. Transfer and Exchange of Warrants.

5.1 Transfer of Warrants. The Warrants may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. The Warrants will not be listed on any quotation system or traded on any securities exchange. “Permitted Transfer” means a transfer of Warrants (a) upon death of a Registered Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (d) in the case of Warrants held by Juvenescence Limited (“Juvenescence”), by Juvenescence to any affiliate of, or third party nominated by, Juvenescence, provided that Juvenescence shall remain responsible for the obligations of Juvenescence under that certain letter agreement dated August 29, 2023 by and among the Company, Serina, and Juvenescence or (e) in the case of Warrants held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by the Depository; provided; however, that the permitted transferee must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement. Any attempted sale, assignment, transfer, pledge, encumbrance, or other disposition, other than a Permitted Transfer, shall be void.

5.2 Registration of Transfer. The Warrant Agent shall register the Permitted Transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, and, if in the form of a physical certificate, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such Permitted Transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

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5.3 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or Permitted Transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1 No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

6.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued or issuable pursuant to this Agreement.

6.4 Registration of the Warrants and Common Stock. The Company agrees that as soon as practicable, but in no event later than thirty (30) Business Days after the closing of its Business Combination, it shall use its best efforts to file with the Commission, and within sixty (60) Business Days following the closing of its initial Business Combination have declared effective, a registration statement for the registration, under the Securities Act, of the Incentive Warrants, if applicable, and the Warrant Shares. The Company shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of this Agreement.

6.5 Registration of the Resale of Warrant Shares. The Company agrees that as soon as practicable, but in no event later than thirty (30) Business Days after the closing of its Business Combination, it shall use its best efforts to file with the Commission, and within sixty (60) Business Days following the closing of its initial Business Combination have declared effective, a registration statement for the registration, under the Securities Act, of the resale of the Warrant Shares. The Company shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the earliest of the following: (a) when a registration statement covering such Warrant Shares becomes or has been declared effective by the Commission and such Warrant Shares have been sold or disposed of pursuant to such effective registration statement; (b) when such Warrant Shares have been sold or disposed of pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) under circumstances in which all of the applicable conditions of Rule 144 (as then in effect) are met; (c) when such Warrant Shares become eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as reasonably determined by counsel to the Company; (d) when such Warrant Shares are held by the Company; or (e) when such Warrant Shares have been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities.

8

7. Concerning the Warrant Agent and Other Matters.

7.1 Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrants, if applicable, and shares of Common Stock upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares of Common Stock.

7.2 Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Common Stock not later than the effective date of any such appointment.

7.2.3 Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.3 Fees and Expenses of Warrant Agent.

7.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

9

7.4 Liability of Warrant Agent.

7.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, President or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock shall, when issued, be valid and fully paid and non-assessable.

7.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of the Warrants.

8. Miscellaneous Provisions.

8.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Any notice to be provided prior to the Business Combination:

AgeX Therapeutics, Inc.

1101 Marina Village Parkway, Suite 201

Alameda, California 94501

Attention:	Chief Financial Officer

10

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher LLP

One Embarcadero Center Suite 2600,

San Francisco, CA 94111

Attn:	Robert Phillips
Chris Trester

Any notice to be provided after the Business Combination:

AgeX Therapeutics, Inc.

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

Attention:	Chief Financial Officer

With a copy to (which shall not constitute notice):

Bradley Arant Boult Cummings LLP

200 Clinton Ave. W., Ste. 900

Huntsville, AL 35801-4900

Attn:	Scott Ludwig
Stephen Hinton

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Equiniti Trust Company, LLC

[Address]

[Address]

Attention:	[Name]

With a copy in each case to:

[Law Firm]

[Address]

[Address]

Attn:	[Name]

8.3 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction. The Company hereby waives any objection to such jurisdiction and that such courts represent an inconvenient forum.

8.4 Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

11

8.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

8.6 Counterparts; Electronic Signatures. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as a manual signature.

8.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. This Agreement may not be amended to (i) increase or decrease the Warrant Price (except pursuant to Section 4 hereof); (ii) shorten or lengthen the Exercise Period; or (iii) allow for a “cashless exercise” of the Warrants. Any other modifications or amendments shall require the vote or written consent of stockholders holding 60% of the then outstanding shares of Common Stock and the vote or written consent of the Registered Holders of 60% of the then outstanding Warrants.

8.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A-1 Form of Post-Merger Warrant Certificate

Exhibit A-2 Form of Incentive Warrant Certificate

Exhibit B Legend

12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AgeX Therapeutics, Inc.

By:
Name:
Title:

Equiniti Trust Company, LLC, as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Agreement]

EXHIBIT A-1

Form of Post-Merger Warrant Certificate

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

AgeX Therapeutics, Inc.

Incorporated Under the Laws of the State of Delaware

CUSIP [●]

Warrant Certificate

This Warrant Certificate certifies that, or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Post-Merger Warrants” and each, a “Post-Merger Warrant”) to purchase warrants and shares of common stock, $0.0001 par value per share (“Common Stock”), of AgeX Therapeutics, Inc., a Delaware corporation (the “Company”). Each Post-Merger Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company (i) an Incentive Warrant and (ii) that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Post-Merger Warrant is initially exercisable for (i) an Incentive Warrant and (ii) one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Post-Merger Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price for any Post-Merger Warrant is equal to $13.20 per Warrant. If, upon the exercise of Post-Merger Warrants, a holder would be entitled to receive fractional Incentive Warrants and/or shares of Common Stock, the Company will round down to the nearest whole number the number of Incentive Warrants and shares of Common Stock to be issued to the Post-Merger Warrant holder. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Post-Merger Warrants may be exercised only during the applicable Exercise Period and to the extent not exercised by the end of such Exercise Period, such Post-Merger Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

A-1-1

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

AgeX Therapeutics, Inc.

By:
Name:
Title:

Equiniti Trust Company, LLC, as Warrant Agent

By:
Name:
Title:

A-1-2

Form of Post-Merger Warrant Certificate

[Reverse]

The Post-Merger Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Post-Merger Warrants entitling the holder on exercise to receive (i) Incentive Warrants and (ii) shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of [●], 2024 (the “Warrant Agreement”), duly executed and delivered by the Company to Equiniti Trust Company, LLC, a [New York] limited liability company, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Post-Merger Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Post-Merger Warrants may be exercised at any time during the applicable Exercise Period set forth in the Warrant Agreement. The holder of Post-Merger Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Post-Merger Warrants evidenced hereby the number of Post-Merger Warrants exercised shall be less than the total number of Post-Merger Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Post-Merger Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Post-Merger Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Incentive Warrants and the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Incentive Warrants and the shares of Common Stock is current.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Post-Merger Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Post-Merger Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Post-Merger Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Post-Merger Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Post-Merger Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Post-Merger Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

A-1-3

Election to Purchase

(To Be Executed Upon Exercise of Post-Merger Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Incentive Warrants and shares of Common Stock and herewith tenders payment for such Incentive Warrants and shares of Common Stock to the order of AgeX Therapeutics, Inc. (the “Company”) in the amount of $_______in accordance with the terms hereof. The undersigned requests that a certificate for such Incentive Warrants and shares of Common Stock be registered in the name of, whose address is and that such shares of Common Stock be delivered to whose address is . If said number of Incentive Warrants and shares of Common Stock is less than all of the Incentive Warrants and shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Incentive Warrants and shares of Common Stock be registered in the name of ________, whose address is                         and that such Warrant Certificate be delivered to                     , whose address is                                .

[Signature Page Follows]

A-1-4

Date: , 20	(Signature)

(Address)

(Tax Identification Number)

A-1-5

EXHIBIT A-2

Form of Incentive Warrant Certificate

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

AgeX Therapeutics, Inc.

Incorporated Under the Laws of the State of Delaware

CUSIP [●]

Warrant Certificate

This Warrant Certificate certifies that , or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Incentive Warrants” and each, an “Incentive Warrant”) to purchase shares of common stock, $0.0001 par value per share (“Common Stock”), of AgeX Therapeutics, Inc., a Delaware corporation (the “Company”). Each Incentive Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Incentive Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Incentive Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price for any Incentive Warrant is equal to $18.00 per Warrant. If, upon the exercise of Incentive Warrants, a holder would be entitled to receive fractional shares of Common Stock, the Company will round down to the nearest whole number the number of shares of Common Stock to be issued to the Incentive Warrant holder. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Incentive Warrants may be exercised only during the applicable Exercise Period and to the extent not exercised by the end of such Exercise Period, such Incentive Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

A-2-1

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

AgeX Therapeutics, Inc.

By:
Name:
Title:

Equiniti Trust Company, LLC, as Warrant Agent

By:
Name:
Title:

A-2-2

Form of Incentive Warrant Certificate

[Reverse]

The Incentive Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of [●], 2024 (the “Warrant Agreement”), duly executed and delivered by the Company to Equiniti Trust Company, LLC, a [New York] limited liability company, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Incentive Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Incentive Warrants may be exercised at any time during the applicable Exercise Period set forth in the Warrant Agreement. The holder of Incentive Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Incentive Warrants evidenced hereby the number of Incentive Warrants exercised shall be less than the total number of Incentive Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Incentive Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Incentive Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Incentive Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of an Incentive Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Incentive Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Incentive Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Incentive Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

A-2-3

Election to Purchase

(To Be Executed Upon Exercise of Incentive Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of AgeX Therapeutics, Inc. (the “Company”) in the amount of $ in accordance with the terms hereof. The undersigned requests that a certificate for shares of Common Stock be registered in the name of , whose address is and that such shares of Common Stock be delivered to whose address is . If said number shares of Common Stock is less than all of shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of , whose address is and that such Warrant Certificate be delivered to , whose address is .

[Signature Page Follows]

A-2-4

Date: , 20	(Signature)

(Address)

(Tax Identification Number)

A-2-5

EXHIBIT B

LEGEND

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 5.6 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER RESTRICTIONS.”

B-1